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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated February 14, 1997 (except with respect to the matters discussed in Notes 1, 2 and 3 as to which the date is May 9, 1997) on the financial statements of Valero Energy Corporation and subsidiaries for the periods indicated in said report (and to all references to our firm) included in or made a part of this Registration Statement.

San Antonio, Texas
May 12, 1997